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                                                                     Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                        /s/ Arthur Andersen LLP


St. Louis, Missouri

November 13, 2001